UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

MERCADOLIBRE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MERCADOLIBRE, INC.

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 28, 2025

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2025

This proxy statement supplement dated May 23, 2025 (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “2025 Proxy Statement”) of MercadoLibre, Inc. ( “MercadoLibre” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) on April 28, 2025. The 2025 Proxy Statement was furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of MercadoLibre (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 17, 2025 (the “Annual Meeting”), or at any postponed or reconvened meeting. This Supplement has been filed with the Securities and Exchange Commission and first made available to stockholders on May 23, 2025. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the 2025 Proxy Statement continues to apply and should be considered in voting your shares.

Texas Law Developments

Texas S.B. 29

On May 14, 2025, Texas Governor Greg Abbott signed Senate Bill No. 29 (“S.B. 29”), which became effective immediately upon signing and amends certain provisions of the Texas Business Organizations Code (the “TBOC”), including those described below.

S.B. 29 codifies the “business judgment rule”—a long-standing common law doctrine that establishes a rebuttable presumption that directors and officers act in good faith, on an informed basis, in furtherance of the interests of the corporation, and in obedience to the law and the corporation’s governing documents when making or declining to make business decisions. The codified business judgment rule protections became effective immediately upon signature of S.B. 29, and will apply to the Company if shareholders approve the Company’s proposal to redomisticate from Delaware to Texas by conversion to a Texas corporation (“Proposal Four”), as more fully described in our 2025 Proxy Statement.

S.B. 29 also amends the TBOC to permit Texas corporations to approve bylaw provisions that establish exclusive venue for internal entity claims in any Texas court, as well as waive jury trials for internal disputes. The Company has included such provisions in its proposed Texas bylaws (included as Annex C to the 2025 Proxy Statement) that would be adopted if shareholders approve Proposal Four.

In addition, the TBOC amendments permit publicly-traded Texas corporations to set an ownership threshold in the bylaws, not to exceed 3%, that shareholders must satisfy before bringing a derivative action. As of the date of filing this Supplement, the Company has not yet determined whether to adopt such a threshold or, if adopted, what level to adopt it at.

For a more detailed description of the amendments to the TBOC applicable to the Company, please see the sections titled “Certain Differences Between Delaware Charter and Bylaws and Texas Charter and Bylaws” and “Comparison of Stockholder Rights under Delaware and Texas Law” in the 2025 Proxy Statement.

Texas S.B. 1057

On May 19, 2025, Governor Abbott signed Senate Bill No. 1057 (“S.B. 1057”), which will become effective on September 1, 2025. S.B. 1057 introduces new provisions of the TBOC regarding the submission and approval of shareholder proposals for certain Texas corporations listed on a national securities exchange. Notably, Texas corporations may now adopt amendments to their governing documents that require shareholders, or groups of shareholders, to hold a minimum of $1 million in market value or three percent of the corporation’s voting shares, maintain ownership for at least six months prior to the shareholder meeting, and solicit support from shareholders representing at least 67 percent of the voting power.

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As of the date of filing this Supplement, the Company has not yet determined whether to adopt a provision implementing any of the above amendments.

The foregoing description of S.B. 29 and S.B. 1057 and the amendments to the TBOC contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TBOC legislation.

CEO Transition

On May 21, 2025, the Company filed a Current Report on Form 8-K announcing that Marcos Galperin, the Company’s President and Chief Executive Officer, and the Chairman of the Company’s Board of Directors, will transition from his role as CEO to the role of Executive Chairman of the Board, effective January 1, 2026. The disclosure provided under Item 5.02 of the Current Report on Form 8-K is included below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2025, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”) approved the transition of Marcos Galperin, the Company’s President and Chief Executive Officer, to a more strategic role within the Company, as Executive Chairman of the Board, effective as of January 1, 2026 (such date, the “Effective Date”). As of the Effective Date, Ariel Szarfsztejn, the Company’s current Commerce President, will become President and Chief Executive Officer of the Company.

Mr. Szarfsztejn, 43, joined the Company in 2017. Prior to his current role, Mr. Szarfsztejn held several leadership positions with the Company, including Vice President of Strategy & Corporate Development in 2017, Vice President of Mercado Envios from 2018 to 2020, Senior Vice President and Head of Mercado Envios from 2020 to 2021 and Executive Vice President of Commerce from 2022 to 2023. Mr. Szarfsztejn holds a Master of Business Administration from Stanford University and a cum laude degree in Economics from The University of Buenos Aires.

Mr. Szarfsztejn does not have any family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings with any persons pursuant to which Mr. Szarfsztejn has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Szarfsztejn that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Galperin’s and Mr. Szarfsztejn’s compensation have not yet been determined by the Company and, as appropriate, will be disclosed in a subsequent report with the Securities and Exchange Commission.

### end of Form 8-K ###

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Information about the Annual Meeting and Voting

The 2025 Proxy Statement sets forth additional information about the Annual Meeting, the nominees for election as directors, and the other proposals presented for a vote at the Annual Meeting. The 2025 Proxy Statement and this Supplement, as filed with the SEC, are available for viewing at the website maintained for the Annual Meeting, www.virtualshareholdermeeting.com/MELI2025, as well as on MercadoLibre’s website, https://investor.mercadolibre.com/results-and-financials#sec-filings.

If you have not yet voted, please submit your vote using any of the methods described in the 2025 Proxy Statement or refer to the voting instructions received from your bank or broker for information on how to vote your shares at the Annual Meeting.

If you have already voted by proxy or provided your bank or broker voting instructions for the Annual Meeting, you do not need to take any action, unless you wish to change your vote or revoke your proxy.

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